UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2010

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As reported in a Quarterly Report on Form 10-Q filed by NexCen Brands, Inc. (the “Company”) on August 6, 2010, in connection with the sale of substantially all of the Company’s assets to Global Franchise Group, LLC and the anticipated wind-down of the Company, the Company decided to engage XRoads Solutions Group, LLC (“XRoads”) to assist in the wind-down and liquidation of the Company.

On August 11, 2010, the Company completed negotiations with XRoads with respect to the terms of their engagement and entered into a formal agreement with XRoads (the “Agreement”).  Pursuant to the Agreement, XRoads will manage the wind-down of the Company and provide the services of its Managing Principal, Dennis Simon (or a replacement mutually acceptable to the parties).  Mr. Simon has previously been appointed President of the Company effective August 4, 2010, as reported in the Company’s Quarterly Report on Form 10-Q filed on August 6, 2010.  The Agreement also provides that other XRoads personnel will be appointed to officer and director positions at the Company as necessary to assist with the wind-down.

XRoads personnel will provide the wind-down services outlined in the Agreement to the Company at discounted hourly rates as set forth in the Agreement, and be reimbursed for all out-of-pocket costs and expenses reasonably incurred by XRoads for services related to the engagement.  The Company paid XRoads a $100,000 advance (the “Advance”), which XRoads will maintain in a segregated client retainer account until work is performed and/or expenses are incurred under the Agreement.  The Company will be required to replenish the Advance if and to the extent that XRoads draws down amounts for fees earned and expenses incurred.  XRoads will inform the Company bi-weekly of the amount necessary, if any, to replenish the Advance, and the Company is required to replenish the Advance within 2 days of such notifications.  To the extent the Advance exceeds the amount of XRoads’ final bill, XRoads will refund the remaining balance of the Advance to the Company.  The Agreement also provides for XRoads to receive an incentive fee of 15% of any amounts distributed to the Company’s stockholders in excess of $8 million.

The description of the Agreement set forth herein is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2010, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Sue Nam, the current General Counsel and Secretary of the Company, in anticipation of Ms. Nam’s departure from the Company on August 17, 2010, as previously reported in the Company’s Quarterly Report on Form 10-Q filed on August 6, 2010.  The Consulting Agreement provides that for an indefinite term commencing on August 18, 2010, at the Company’s request, Ms. Nam will provide certain consulting services to the Company, including assisting the Company with legal matters in connection with the Company’s wind-down and dissolution, for an agreed upon hourly rate.  The Company cannot predict the amount of services to be provided under the Consulting Agreement but currently does not expect the aggregated amount to be material.

The description of the Consulting Agreement set forth herein is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1           Agreement, dated August 11, 2010, between NexCen Brands, Inc. and XRoads SolutionsGroup, LLC.

10.2           Consulting Services Agreement, dated August 13, 2010, between NexCen Brands, Inc.and Sue Nam.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 13, 2010.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel